STRONG TOTAL RETURN FUND, INC.

                               POWER OF ATTORNEY

     Each person whose signature appears below, constitutes and appoints
Stephen J. Shenkenberg and John S. Weitzer, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form N-1A, and any and all amendments thereto, and to file the same, with all exhibits, and any other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory body granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

NAME                        TITLE                                      DATE
--------------------------  ------------------------------------------  ---------------



/s/Stephen J. Shenkenberg   Vice President                              February 23, 2000
Stephen J. Shenkenberg



                            Chairman of the Board (Principal Executive  February 23, 2000
/s/Richard S. Strong        Officer) and a Director
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Richard S. Strong



                            Treasurer (Principal Financial and          February 23, 2000
/s/John W. Widmer           Accounting Officer)
John W. Widmer



/s/Marvin E. Nevins          Director                                   February 23, 2000
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Marvin E. Nevins



/s/Willie D. Davis           Director                                   February 23, 2000
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Willie D. Davis



/s/William F. Vogt           Director                                   February 23, 2000
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William F. Vogt



/s/Stanley Kritzik           Director                                   February 23, 2000
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Stanley Kritzik



/s/Neal Malicky              Director                                   February 23, 2000
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Neal Malicky